Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-149200), Form S-3 (No. 333-187795), and Form S-3/A (No. 333-190231) of Targa Resources Partners LP of our report dated  February 14, 2014, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/PricewaterhouseCoopers LLP
Houston, Texas
February 14, 2014